UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 11, 2008

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSESTS.

On January 11, 2008, Edwards Lifesciences Corporation (“Edwards”) completed its disposition of certain assets related to the Edwards LifeStent peripheral vascular product line in accordance with the terms of an Asset Purchase Agreement, dated December 6, 2007 (the “Agreement”), among Edwards Lifesciences LLC, a Delaware limited liability company, Edwards Lifesciences A.G., a Swiss corporation, C.R. Bard, Inc., a New Jersey corporation, and Angiomed GMBH & Co., Medizintechnik KG, a German limited partnership.  Edwards received an initial cash payment of $74 million, and will receive an additional $65 million in cash upon the achievement of certain milestones, including the receipt of U.S. regulatory approval of Edwards’ LifeStent products for a superficial femoral artery indication and the transfer of LifeStent device manufacturing.  Edwards will provide transition services for a period of up to two and a half years following the closing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) Unaudited Pro Forma Financial Information:

The following required unaudited pro forma consolidated financial statements are attached hereto as Exhibit 99.1 and are incorporated herein by reference:

(1)  Unaudited pro forma consolidated condensed balance sheet as of September 30, 2007.

(2)  Unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

(3)  Notes to the pro forma condensed consolidated financial statements.

(d)	Exhibits:

10.1	Asset Purchase Agreement, dated December 6, 2007.
99.1

Unaudited pro forma consolidated condensed balance sheet as of September 30, 2007 and unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, including notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Thomas M. Abate
Thomas M. Abate
Corporate Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated December 6, 2007.
99.1

Unaudited pro forma consolidated condensed balance sheet as of September 30, 2007 and unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, including notes thereto.